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                                                                      EXHIBIT 21

                       BANKERS TRUST NEW YORK CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1995

     Subsidiary(1)                                              State of Incorporation
     -------------                                              ----------------------
Bankers Trust Company                                                  New York
BT Securities Corporation                                              Delaware
BT Holdings (NY) Inc.                                                  New York
Bankers Trust (Delaware)                                               Delaware

All other subsidiaries of the Corporation, in the aggregate, would not constitute a significant subsidiary, as defined.



(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.

                        BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES  137